Exhibit 5.3

March 18, 2016

The Chemours Company

1007 Market Street

Wilmington, DE 19899

Re:	Registration Statement on Form S-4 filed by The Chemours Company

Ladies and Gentlemen:

We have acted as local Pennsylvania counsel to The Chemours Company TT, LLC, a Pennsylvania limited liability company (the “Opinion Party”), in connection with the Registration Statement on Form S-4 (the “Registration Statement), filed by The Chemours Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Act of the Company’s $1,350,000,000 aggregate principal amount of 6.625% Senior Notes due 2023, $750,000,000 aggregate principal amount of 7.000% Senior Notes due 2025 and €360,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 (collectively, the “Exchange Notes”). The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally by certain of the Company’s direct and indirect domestic subsidiaries (collectively, the “Guarantors”), including by the guarantees (the “Guarantees”) from the Opinion Party contained in the Indenture (as defined herein). Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement.

In so acting, we have examined executed originals, copies or counterparts of the following:

(a)         the Registration Statement;

(b)         the Indenture dated as of May 12, 2015 (the “Indenture”), among the Company, the Guarantors, U.S. Bank National Association, as trustee (the “Trustee”), Elavon Financial Services Limited, UK Branch, as paying agent (the “Paying Agent”), and Elavon Financial Services Limited, as registrar and transfer agent (the “Registrar and Transfer Agent”);

(c)         First Supplemental Indenture, dated as of May 12, 2015, among the Company, the Guarantors, and the Trustee;

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The Chemours Company

March 18, 2016

(d)         Second Supplemental Indenture, dated as of May 12, 2015, among the Company, the Guarantors, and the Trustee;

(e)         Third Supplemental Indenture, dated as of May 12, 2015, among the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar and Transfer Agent;

(f)         a pdf copy of a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the Opinion Party, dated March 2, 2016 (the “Subsistence Certificate”);

(g)         a copy of (i) the Certificate of Organization of the Opinion Party certified by the Secretary of the Commonwealth of Pennsylvania as of March 16, 2016 (the “Certificate of Organization”), (ii) the Amended and Restated Limited Liability Company Operating Agreement of the Opinion Party dated as of May 4, 2015 (the “LLC Agreement”; and together with the Certificate of Organization, the “Governing Documents”) and (iii) the action by unanimous written consent of the Board of Managers of the Opinion Party dated May 4, 2015, in each case as attached to an Omnibus Secretary’s Certificate dated the date hereof (the “Secretary’s Certificate”); and

(h)         the Secretary’s Certificate.

The agreements and documents referred to in clauses (b) through (e) above are collectively referred to herein as the “Opinion Documents”.

We have made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on the certificates of public officials listed above, and, as to matters of fact material to our opinions also without independent verification, on representations made in the Opinion Documents and the Secretary’s Certificate. We have assumed the factual matters contained in certificates from public officials remain true and correct as of the date hereof. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Opinion Party. In making our examination of documents executed by parties other than the Opinion Party (including the Opinion Documents), we have assumed that such parties had the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           Based solely on the Subsistence Certificate, the Opinion Party is a limited liability company presently subsisting under the laws of the Commonwealth of Pennsylvania.

The Chemours Company

March 18, 2016

2.           The Opinion Party has the limited liability power to enter into and perform its obligations under the Opinion Documents (including, the Guarantees) and to incur the obligations provided therein.

3.           The Opinion Party has taken all limited liability company action necessary to authorize the execution, delivery and performance of the Opinion Documents (including, the Guarantees), and the Opinion Documents (including, the Guarantees) have each been duly executed and delivered on behalf of the Opinion Party.

4.           The execution and delivery by the Opinion Party of each Opinion Document (including, the Guarantees) does not and the performance of the obligations thereunder will not (a) violate the Opinion Party’s Governing Documents or (b) violate any Covered Law (as defined below).

The foregoing opinions are subject to the following exceptions, assumptions, limitations and qualifications:

(a)           Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally.

(b)           We express no opinion as to the application or requirements of state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety or tax laws in respect of the transactions contemplated by or referred to in the Opinion Documents (including, the Guarantees).

This opinion is limited to the laws of the Commonwealth of Pennsylvania that, in our experience, are normally applicable to credit transactions of the type contemplated by the Opinion Documents (including, the Guarantees) (collectively, the “Covered Laws”). In addition, and without limiting the generality of the foregoing definition of Covered Laws, the term “Covered Laws” does not include any law, rule or regulation that is applicable to the Opinion Party, the Opinion Documents (including, the Guarantees) or the transactions contemplated by the Opinion Documents (including, the Guarantees) solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents (including, the Guarantees) or any of its affiliates due to the specific assets or business of such party or such affiliate.

In connection with the opinion of Morrison & Foerster LLP of even date herewith, Morrison & Foerster, LLP is authorized to rely on this opinion to the same extent as, but no greater than, the addressee of this opinion.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to the laws presently in effect. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

The Chemours Company

March 18, 2016

We consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,